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                                                                     EXHIBIT 5.1

                         Winstead Sechrest & Minick P.C.
                             5400 Renaissance Tower
                                 1201 Elm Street
                               Dallas, Texas 75270
                              (214) 745-5400 Phone
                               (214) 745-5390 Fax

________________, 2003

Conn's, Inc.
3295 College Street
Beaumont, Texas  77701

      Re:  Conn's, Inc.
           Registration Statement on Form S-1 (File No. 333-109046)

Ladies and Gentlemen:

     We have acted as counsel for Conn's, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of 4,150,000 shares (the "Shares") of the Company's common stock, par value $.01 per share.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinion, including: (i) the Company's Certificate of Incorporation and all amendments thereto, (ii) the Company's Bylaws, as amended,
(iii) the applicable minutes of meetings or consents in lieu of meetings of the Company's board of directors and stockholders, and (iv) with respect to certain factual matters not independently verified, certificates of officers of the Company.

     For the purposes of expressing the opinion hereinafter set forth, we have assumed: (i) the genuineness of all signatures and documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the correctness and accuracy of all facts set forth in the documents referred to in this opinion letter; and (v) the due authorization, execution, and delivery of and the validity and binding effect of all documents.

     Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued as described in the prospectus forming a part of the Registration Statement, will be validly issued, fully paid and nonassessable.

     Our opinions herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions

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Conn's Inc.
___________, 2003
Page 2

of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of or the effect thereon of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.

     We are aware that we are referred to under the heading "Legal Matters" in the prospectus forming part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion letter as Exhibit
5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                     Very truly yours,

                                     Winstead Sechrest & Minick P.C.